CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 23, 2023 relating to the financial statements of Nova Royalty Corp., appearing in the Current Report on Form 6-K of Metalla Royalty & Streaming Ltd. dated January 8, 2024. We also consent to the reference to us under the heading "Interest of Experts" in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

June 20, 2024